DMS Concludes Strategic Review Process Clearwater, FL – March 6, 2023 – Digital Media Solutions, Inc. (NYSE: DMS) (“DMS” or the “Company”), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced that its Board of Directors (the “Board”) completed its previously announced review to evaluate potential strategic alternatives to maximize shareholder value. The Board has unanimously determined that continuing to execute on the Company’s strategic plan as an independent, public company is in the best interest of the Company and its stockholders at this time. Over the course of the review, the Board, in consultation with its financial and legal advisors, engaged in a proactive process to evaluate strategic opportunities. As part of the review, the Company contacted and held discussions with numerous third parties, which included strategic and financial parties, regarding, among other alternatives, a potential sale of the Company. The Company received initial proposals from multiple third parties during this process. In addition to these indications of interest from third parties, as previously announced, on September 8, 2022, the Company received a proposal from Prism Data, LLC (“Prism”), an investment vehicle affiliated with CEO Joseph Marinucci and COO Fernando Borghese, for an acquisition of the Company at a per-share price of $2.50 (the “Prism Proposal”). Consistent with its fiduciary duties, the Board in its strategic review has considered numerous strategic alternatives, including a sale of the Company (in response to the Prism Proposal or otherwise), acquisitions, divestitures, financings and other transactions towards enhancing shareholder value. On March 3, 2023, Prism notified the Company that it was withdrawing the Prism Proposal. The Board has determined not to further pursue a potential sale of the Company at this time. The Board remains committed to maximizing shareholder value, and intends to continue to consider other strategic alternatives, including acquisitions, divestitures, financings and other transactions towards enhancing shareholder value. DMS Restructuring Plan The Company also announced today that it has implemented a restructuring plan (the “Restructuring”) designed to create efficiency, save costs and strategically target areas with growth potential. With the business consolidation into DMS core service offerings, the Restructuring resulted in a 14% reduction of the DMS workforce, the financial benefits of which will accrue in future periods. About Digital Media Solutions Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers within auto, home, health and life insurance plus a long list of top consumer verticals. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.

Forward-Looking Statements This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the potential for disruption to DMS’s business, including, among other things, with respect to attracting and retaining key personnel; (2) any potential adverse effects on DMS’s stock price resulting from the announcement of the conclusion of the strategic review process; (3) the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive and regulatory developments and general economic, political, business, industry, regulatory and market conditions; (4) the uncertainties and variables regarding any future strategic alternatives that may be considered by the Company and its Board; and (5) the potential adverse effects of the Restructuring on the Company’s business and financial performance, and the potential that the Restructuring fails to create efficiency or save costs. Other risks and uncertainties are set forth in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K/A and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward- looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Investor Contact Jennyfer Enamorado 727-537-6639 investors@dmsgroup.com For inquiries related to media, contact marketing@dmsgroup.com